UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 25, 2022
(Date of earliest event reported)

ANAPTYSBIO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37985	20-3828755
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10770 Wateridge Circle, Suite 210,
San Diego, CA 92121
(Address of Principal Executive Offices, and Zip Code)

(858) 362-6295
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ANAB	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2022, the Board of Directors (the “Board”) of AnaptysBio, Inc. (the “Company”) completed a process to reclassify the membership of the Board’s three Director classes in order to achieve a more equal apportionment of membership among the three Director classes in accordance with the requirements of the Company’s Amended and Restated Certificate of Incorporation. Accordingly, effective April 25, 2022, James Topper, a member of the Board, resigned from his position as a Class I Director (with a term expiring at the Company’s 2024 Annual Meeting of Stockholders), subject to and conditioned upon his immediate reappointment as a Class II Director (with a term expiring at the Company’s 2022 Annual Meeting of Stockholders). The Board accepted Dr. Topper’s resignation and immediately reappointed him as a Class II Director with a term expiring at the 2022 Annual Meeting of Stockholders. Dr. Topper will be nominated for election as Class II Director with a term expiring at the 2025 Annual Meeting of Stockholders at the 2022 Annual Meeting of Stockholders. The resignation and reappointment of Dr. Topper was effected solely for the purpose of achieving a more equal apportionment of membership among the Board’s three classes of Directors, and for all other purposes, Dr. Topper’s service on the Board is deemed to have continued uninterrupted.

Dr. Topper continues to be appointed to the Nominating and Corporate Governance Committee of the Board and there were no changes to any of Dr. Topper’s compensation arrangements with or any compensation due to Dr. Topper as a result of his resignation as a Class I Director and appointment as a Class II Director.

Additionally, effective April 25, 2022, the Compensation Committee of the Board agreed to amend the employment agreements of each of the Company’s current executive officers (other than the Company’s Interim President and Chief Executive Officer) by means of an amendment to each such executive officer’s existing employment agreement with the Company (each an “Amendment to Employment Agreement”). Pursuant to the Amendment to Employment Agreements, upon termination without Cause or a resignation for Good Reason (as defined in such executive officer’s employment agreement) in connection with a change in control, such executive officer will receive, in addition to the benefits currently provided in such agreement, full payment of such executive officer’s target bonus and a prorated payment of such executive officer’s actual bonus for the year of termination. The foregoing description of the Amendments to Employment Agreements is not complete and is qualified in its entirety by reference to the full text of the form of the Amendments to Employment Agreement, which are filed as 10.1-10.3 hereto and are incorporated by reference herein.

Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Lizzul Amendment and Restated Employment Agreement
10.2	Loumeau Amendment and Restated Employment Agreement
10.3	Mulroy Amendment and Restated Employment Agreement
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AnaptysBio, Inc.
Date: April 29, 2022	By:	/s/Eric Loumeau
Name: Eric Loumeau
Title: Chief Operating Officer and General Counsel